Terra Industries Inc.
                                                              600 Fourth Street
                                  ------------                    P.O. Box 6000
[TERRA LOGO]                      EXHIBIT 99.1        Sioux City, IA 51102-6000
                                  ------------        Telephone: (712) 277-1340
                                                        Telefax: (712) 277-7383
                                                        www.terraindustries.com
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                                      NEWS
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For immediate release                                    Contact: Mark Rosenbury
                                                                  (712) 279-8756
                    TERRA PLANS TO CLOSE BLYTHEVILLE FACILITY

Sioux City, Iowa (Mar. 31, 2004)--Terra Industries Inc. (NYSE symbol: TRA) announced today that it plans to discontinue production at its Blytheville, Ark. nitrogen products manufacturing facility on or about May 31, 2004, and to then prepare the production plants for permanent closure. No decision has yet been made regarding the sale or demolition of the facility's production plants. Terra expects to operate the facility's storage and distribution assets as a terminal for ammonia produced at its Verdigris, Okla. facility or obtained from other sources.

Terra recorded in the 2003 second quarter a $53.1 million "Impairment of long-lived assets" charge based on its conclusion that future market conditions may not justify the ongoing investment in maintenance and replacement capital necessary to extend operations for the remainder of the Blytheville facility's useful life. Estimates of total spending required for the facility's permanent closure range from $3.0 to $4.0 million. Terra has not yet determined the amount of permanent closure spending it will charge against 2004 first quarter results of operations.

 "We regret that this decision results in the loss of jobs for our Blytheville employees," said Michael L. Bennett, Terra's President and CEO. "They quickly restarted production last October and have operated the plants safely and reliably since then with a reduced staff. We appreciate their hard work and dedication and will help them seek new opportunities.

"We decided to permanently close our Blytheville production plants now because of continuing high natural gas costs, the upcoming lull in off-season nitrogen markets and the likelihood that competition from imported ammonia and urea barged up the Mississippi River will make future major maintenance and capital investments at the Blytheville facility unsound," Bennett continued. "We believe that investments in our other facilities provide better prospects for returns."

Terra Industries Inc., with 2003 revenues of $1.4 billion, is a leading international producer of nitrogen products.

This news release may contain forward-looking statements, which involve inherent risks and uncertainties. Statements that are not historical facts, including statements about Terra Industries Inc.'s beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements is set forth in Terra Industries Inc.'s most recent report on Form 10-K and Terra Industries Inc.'s other documents on file with the Securities and Exchange Commission. Terra Industries Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Note:    Terra Industries' news announcements are also available on its web site, www.terraindustries.com.